Exhibit 21
     Listing of the TLC Vision Corporation Subsidiaries

Name	State/Province of Incorporation/Organization
American Eye Instruments, Inc.	OR
Coastal Vision Laser Eye Centers, LLC	CA
Del Val ASC, LLC	DE
Delaware Valley Vision Assoc. Group Practice, LLC	PA
Eastern Oregon Regional Surgery Center, LLC	OR
Eau Claire Refractive, LLC	DE
Edina Laser Eye Center LLC	MN
Kirkwood Surgery Center LLC	MO
Laser Eye Care of Ventura, LLC	DE
Laser Eye Care of California, LLC	DE
Laser Eye Surgery, Inc.	UT
Laser Vision Center of Edina LLC	MN
Laser Vision Centers, Inc.	DE
LECC Berg Feinfeld Eye Centers, LLC	CA
LECC Cosmetics, LLC	CA
Liberty Eye Surgical Center, LLC	PA
LVCI California, LLC	DE
Memphis Refractive, LLC	DE
MSS, Inc.	MN
Northwestern Laser Vision LLC	DE
OccuLogix Canada Corp	DE
OccuLogix Holdings, Inc.	DE
OccuLogix, Inc.	DE
OccuLogix LLC	DE
Ogden Refractive LLC	DE
OR Partners, Inc.	DE
OR Providers, Inc.	OH
Pacific Hills Surgery Center, Inc.	CA
Pheresys Therapeutics Corporation	DE
Philadelphia Vision Associates Group Practice, LLC	PA
Phoenix Eye Surgical Center, LLC	AZ
Providence Refractive LLC	DE
Rheo Clinic, Inc.	CANADA
Robins Iowa Refractive, LLC	DE
Rockland Surgery Center LP	DE
San Jose Refractive LLC	DE
Smile Source LP	TX
Smile Source Management L.L.C.	TX
Smile Source Marketing Inc.	TX
Southeast Medical, Inc.	LA
Southern Ophthalmics, Inc.	SC
Summit Ambulatory Surgical Center LLP	DE
Surgical Services of Michigan, L.L.C.	MI
TLC Capital Corporation	DE
TLC Florida Eye Laser Center LLC	DE
TLC Laser Eye Care of La Jolla LLC	DE
TLC Laser Eye Centers (ATAC) LLC	DE
TLC Laser Eye Centers (Refractive I) Inc.	DE
TLC Management (Delaware Valley), LLC	DE
TLC Management Services Inc.	DE

90

Name	State/Province of Incorporation/Organization
TLC Michigan L.L.C.	MI
TLC Michigan Investments, LLC	MI
TLC Midwest Eye Laser Center, Inc.	IL
TLC Northwest Ohio LLC	OH
TLC Oklahoma Doctors L.L.C.	OK
TLC Personnel Services LLC	MI
TLC The Laser Center (Annapolis) Inc.	MD
TLC The Laser Center (Baltimore Management) LLC	MD
TLC The Laser Center (Baltimore) Inc.	MD
TLC The Laser Center (Boca Raton) Limited Partnership	FL
TLC The Laser Center (Carolina) Inc.	NC
TLC The Laser Center (Connecticut) L.L.C.	CT
TLC The Laser Center Detroit L.L.C.	MI
TLC The Laser Center (Indiana) Inc.	IN
TLC The Laser Center (Indiana) LLC	IN
TLC The Laser Center (Institute) Inc.	DE
TLC The Laser Center Kalamazoo L.L.C.	MI
TLC The Laser Center Lansing L.L.C.	MI
TLC The Laser Center (Moncton) Inc.	CANADA – ONTARIO
TLC The Laser Center (Northeast) Inc.	MD
TLC The Laser Center (Pittsburgh) L.L.C.	PA
TLC The Laser Center (Tri-Cities) Inc.	TN
TLC The London Laser Center Inc.	CANADA – ONTARIO
TLC VC, LLC	DE
TLC Vision (USA) Corporation	DE
TLC Vision Source, Inc.	TX
TLC Whitten Laser Eye Associates LLC	DE
TruVision, Inc.	UT
TruVision Contacts, Inc.	UT
TruVision Provider Online Services, Inc.	UT
TruHearing, Inc.	UT
Valley Laser Eye Center LLC	ND
Vision Corporation	CANADA – ONTARIO
Vision Source LP	TX
Vision Source Management LLC	TX
Vision Source Marketing, Inc.	TX
Wisconsin Refractive LLC	DE

91